UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2017 (January 12, 2017)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On January 12, 2017, Fifth Street Asset Management Inc. (the “Company”) made the following grants of restricted stock units (“RSUs”): 432,519 RSUs to Mr. Leonard M. Tannenbaum, Chairman and Chief Executive Officer of the Company; 97,863 RSUs to Mr. Bernard D. Berman, Co-President and Chief Compliance Officer of the Company; and 76,336 RSUs to Alexander C. Frank, Chief Operating Officer and Chief Financial Officer of the Company. Each RSU represents the contingent right to receive one share of Class A common stock of the Company. The RSUs of each individual will vest in installments of 1/3rd on each of the first three anniversaries of the grant date. No later than 60 days following each vesting date, one share of Class A common stock of the Issuer shall be issued for each RSU that becomes vested on such vesting date. The RSUs are subject to acceleration or forfeiture in certain limited circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: January 19, 2017	By:	/s/ Kerry S. Acocella
Name: Kerry S. Acocella
Title: Secretary